U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                  _____________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 18, 2004

                          Commission File No. 000-24996


                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                    13-3645702
  (State of incorporation)              (I.R.S. Employer Identification Number)

                           805 Third Avenue, 9th Floor
                            New York, New York 10022
          (Address of principal executive offices, including zip code)

                                 (212) 271-7640

              (Registrant's telephone number, including area code)

                                      None
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "INTERNET COMMERCE", "WE", "OUR", OR "US" MEANS INTERNET COMMERCE
CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARY.


      We are filing this Current Report on Form 8-K to revise the presentation in our Annual Report on Form 10-K for the year ended July 31, 2003 ("2003 Annual Report") of our segment financial information for our ICC.NET and Professional Services segments for fiscal years 2003, 2002 and 2001 to reflect a change in our reportable segment structure effective as of the third quarter of 2004, discussed below.

      Prior to February 1, 2004, we reported the results of our operations in three segments: ICC.NET, Service Bureau and Professional Services. In response to continuing weak demand for our professional services, in February 2004 we combined these activities with ICC.NET to reduce operating costs. As a result, effective February 1, 2004, we no longer reported the results for our professional services activities in a separate segment and included these results with the ICC.NET segment.

      This report conforms certain information contained in "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data," included in Item 1 of Part I and Items 7 and 8, respectively, of Part II of our 2003 Annual Report to reflect our change in segment reporting as set forth on Exhibits 99.1,
99.2 and 99.3, respectively, and incorporated by reference herein. No attempt has been made in this current report to modify or update any other disclosures presented in our 2003 Annual Report.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      See Exhibit Index.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Internet Commerce Corporation


By: /s/ Michael Piccininni
---------------------------

Michael Piccininni

Corporate Controller

Date: August 19, 2004

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                          Internet Commerce Corporation
                           CURRENT REPORT ON FORM 8-K
                              Dated August 19, 2004


                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

   23.1       Consent of Deloitte & Touche LLP

   99.1       Business

   99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations

   99.3       Financial Statements and Supplementary Data